SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)

                                  June 8, 2000



                              GENERAL DEVICES, INC.
             (Exact name of registrant as specified in its charter)


                                   NEW JERSEY
         (State of other jurisdiction of incorporation or organization)


        0-3125                                       21-0661726
(Commission File Number)               (I.R.S. Employer Identification Number)

            376 Main Street
        Bedminster, New Jersey                                 07921
(Address of principal executive offices)                    (Zip Code)


               Registrant's telephone number, including area code
                                 (908)234-1881


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Item 4.      Changes in Registrant's Certifying Accounts
------       -------------------------------------------

     On June 8, 2000 the Board of Directors of the Company retained Bederson & Company, LLP ("Bederson"), Certified Public Accountants, as its certifying accountant for the fiscal year ended December 31, 2000, replacing Cogen Sklar LLP ("Cogen Sklar").

     No report on the financial statements of the Company issued by Cogen Sklar during the last two fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainly, audit scope or accounting principles, nor were there any disagreements during the last two fiscal years and through June 8, 2000, between Cogen Sklar and the Company concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved would have required Bederson to make reference to the subject matter thereof in connection with its report. During the last two fiscal years and through June 8, 2000, none of the events listed in items (1) through (3) of Item 304(b) of Regulation S-K have occurred; and during such period the Company has not consulted with Bederson concerning any matter referred to under paragraphs (i) or (ii) of Item 304(a)(2) of Regulation S-K.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
-------      -------------------------------------------------------------------

(c)          Exhibits

16.1 Letter of Cogen Sklar, dated June 12, 2000 pursuant to Item 304(a)(3) of Regulation S-K.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    General Devices, Inc.
                                                  -----------------------------
                                                          (Registrant)


                                             By   Theodore Raymond
                                                  -----------------------------
                                                  Theodore Raymond
                                                  President


                                             Date June 12, 2000
                                                  -----------------------------